Exhibit 3.2(a)

                 Amendment to Certificate of Incorporation of the Company filed August 11, 1997.



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                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                       PLAY CO. TOYS & ENTERTAINMENT CORP.


                     Pursuant to Section 242 of the General
                    Corporation Law of the State of Delaware










                                                         Mail Filing Receipt to:
                                                            Klarman & Associates
                                                               2694 Bishop Drive
                                                                       Suite 213
                                                             San Ramon, CA 94583












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                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                       PLAY CO. TOYS & ENTERTAINMENT CORP.

         Under Section 242 of the Delaware Corporation Law:

         The Undersigned, for the purpose of amending the Certificate of Incorporation of Play Co. Toys & Entertainment Corp., does hereby certify and set forth:

         FIRST:

         The name of the Corporation is

                           PLAY CO. TOYS & ENTERTAINMENT CORP.

         SECOND:

         The Certificate of Incorporation was filed by the Department of State on June 15, 1994.

         THIRD:

         The amendment to the Certificate of Incorporation of the Corporation effected by this Certificate of Amendment is to increase the authorized number of shares of the Series E Preferred Stock from 5,000,000 to 10,000,000 shares. The Certificate of Incorporation of this Corporation is amended by changing "Article FOURTH," so that, as amended, said Article shall read as follows:

         FOURTH:

         1Authorized Capital Stock. The total number of shares of all classes of capital stock which this Corporation shall have authority to issue is FIFTY MILLION (50,000,000) shares consisting of FORTY MILLION (40,000,000) shares of Common Stock, par value $0.01 per share (hereinafter, the "Common Stock"), and TEN MILLION (10,000,000) shares of Preferred Stock, par value $0.01 per share (hereinafter, the "Preferred Stock"), designated "Series E Preferred Stock," the relative rights, preferences, and limitations of which are as set forth in subparagraph of this Article FOURTH.


         B.       Series  E Preferred Stock.


                  (i) Designation. The designation of this series of Preferred Stock, par value $0.01 per share, shall be the "Series E Preferred Stock." The number of shares of Series E Preferred Stock authorized hereby shall be 10,000,000 shares.

                  (ii) Rank. The Series E Preferred Stock shall, with respect to rights on liquidation, winding up, and dissolution, rank (a) junior to any other Senior Securities established by the Board of Directors and, if required by
Section vii, approved by the affirmative vote of the holders of a majority of the shares of the Series E




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Preferred Stock, the terms of which shall specifically  provide that such series shall rank prior to the Series E Preferred Stock; (b) on a parity with any other Parity Securities established by the Board of Directors, the terms of which shall specifically provide that such series shall rank on a parity with the Series E Preferred Stock; and (c) prior to any other Junior Securities of the Corporation.

                  (iii)             Dividends.

                           The Series E Preferred Stock shall not have any right
to dividends.

                  (iv)     Liquidation Preference.

     (a) In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the affairs of the Corporation, the holders of the shares of Series E Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders an amount in cash equal to $1.00 per share for each share outstanding, before any payment shall be made or any assets distributed to the holders of any of the Junior Securities, provided, however, that the holders of the outstanding shares of the Series E Preferred Stock shall not be entitled to receive such liquidation payment until the liquidation payments on all outstanding shares of Senior Securities, if any, shall have been paid in full. If the assets of the Corporation are not sufficient to pay in full the liquidation payments payable to the holders of the outstanding shares of the Series E Preferred Stock or any other Parity Securities, then the holders of all such shares shall share ratably in such distribution of assets in accordance with the amount which would be payable on such distribution if the amounts to which the holders of the outstanding shares of Series E Preferred Stock and the holders of outstanding shares of such other Parity Securities are entitled were paid in full.

     (b) For the purposes of this Article FOURTH, neither the voluntary sale, conveyance, lease, exchange, nor transfer (for cash, shares of stock, securities, or their consideration) of all or substantially all of the property or assets of the Corporation or the consolidation or merger of the Corporation with one or more other corporations shall be deemed to be a liquidation, dissolution, or winding up, voluntary or involuntary, unless such voluntary sale, conveyance, lease, exchange, or transfer shall be in connection with a dissolution or winding up of the business of the Corporation.

     (v) Redemption. The shares of Series E Preferred Stock are not redeemable by the Corporation.

                  (vi)     Conversion.

     (a) Subject to, and upon  compliance  with,  the provisions of this Section
(vi), the holder of a share of Series E Preferred Stock designated shall have the right, at such holder's option, terminating five years from issuance, to convert such share into 6 fully paid and non-assessable shares of Common Stock of the Corporation. A holder of the Series E Preferred Stock shall have the right to convert such share, at such holder's option, at any time commencing two years from issuance.

     (b)(i) In order to exercise the conversion privilege, the holders of each share of Series E Preferred Stock to be converted shall surrender the certificates representing such shares at the office of the transfer agent for the Series E Preferred Stock, appointed for such purpose by the Corporation, with the Notice of Election to Convert on the back of said certificate completed and signed. Unless the shares of Common Stock issuable on conversion are to be issued in the same name in which such share of Series E Preferred Stock is registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder of such holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax.

     (ii) As promptly as practicable after the surrender of the certificates for shares of Series E Preferred Stock as aforesaid, the Corporation shall issue and shall deliver at such office to such holder,




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or on his written order, a certificate  or  certificates  for the number of full shares of Common Stock issuable upon the conversion of such shares in accordance with the provisions of this Section (iv).

     1 Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of Series E Preferred Stock shall have been surrendered and such notice shall have been received by the Corporation as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date, unless the stock transfer books of the Corporation shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open and such notice is received by the Corporation. All shares of Common Stock delivered upon conversion of the Series E Preferred Stock will upon delivery be duly and validly issued and fully paid and non-assessable, free of all liens and charges and not subject to any preemptive rights.

     (d) The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held in its treasury, or both, for the purposes of effecting conversions of the Series E Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of Series E Preferred Stock not theretofore converted. For purposes of this subsection (d), the number of shares of Common Stock which shall be deliverable upon the conversion of all outstanding shares of Series E Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

                  (vii) Voting Rights. The holders of record of shares of the Series E Preferred Stock shall not be entitled to any voting rights except as hereinafter provided in this Section (vii)(a) or as otherwise provided by law.

     (a) So long as any shares of the Series E Preferred Stock are outstanding, the Corporation will not, without the affirmative vote or consent of the holders of at least a majority of the outstanding shares of the Series E Preferred Stock, voting as a class, vote to amend the Corporation's Certificate of Incorporation to (i) increase or decrease the aggregate number of authorized shares of the Series E Preferred Stock; (ii) increase or decrease the par value of the Series E Preferred Stock; or (iii) alter the preferences, powers, or rights of the Series E Preferred Stock so as to affect them adversely.

     1In exercising the voting rights set forth in this Section vii, each share of Series E Preferred Stock shall have one vote per share.

     C. Common Stock

     1Dividends. Subject to the liquidation rights of the Series E Preferred Stock, the holders of Common Stock shall be entitled to share equally all dividends declared and paid by the Corporation.

     1 Voting. The holders of record of Common Stock shall have one vote, on all matters upon which stockholders of the Corporation may vote, for each share of the Common Stock held by them.

     1 Dissolution, Liquidation, Etc. In the event of the dissolution, liquidation, or winding up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and after the payment to the holders of the Preferred Stock as provided for in this Certificate of Incorporation, the remaining assets of the Corporation shall be distributed to the holders of the Common Stock.






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         FIFTH:

                  The  amendment  to  the  Articles  of   Incorporation  of  the
Corporation   set  forth  above  was  adopted  at  a  Special   Meeting  of  the
Corporation's stockholders on the 30th day of June, 1997.

         IN WITNESS WHEROF, the undersigned President of this Corporation has executed this Certificate of Amendment on this 6th day of August, 1997.

                                    PLAY CO. TOYS & ENTERTAINMENT CORP.



                                    Richard Brady, President